Exhibit 10.6
Annual Grant Form
MEAD JOHNSON NUTRITION COMPANY
LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT
_____ – _____ Performance Share Award

The Participant has been granted a Performance Share Award under the terms of the Mead Johnson Nutrition Company Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions set forth in this Agreement, including all exhibits and appendices hereto which are incorporated herein (the “Agreement”) and the summary of the grant (the “Grant Summary”) on the Morgan Stanley website at www.StockPlanConnect.com. To the extent applicable, the terms of the Performance Shares are modified as described in Exhibits I and II (relating to non-U.S. Participants). Capitalized terms not defined herein shall have the meaning specified in the Plan or in the Grant Summary.

Summary – General

Performance Period:   The three (3) year period commencing on January 1 of the calendar year in which the Performance Share Award is made (Y1) and ending on December 31 of the third calendar year (Y3) thereafter.

Performance Year(s): The three calendar years which, together, comprise the Performance Period (Y1, Year 2 (Y2) and Y3).

Performance Shares:
The number of shares of Stock that may be accumulated for the Performance Period, subject to achievement of certain Performance Goal(s).

Total Target Performance Share Award:
The target number of Performance Shares that may be accumulated for the Performance Period, which target number shall be detailed in the Grant Summary.

Target Number of Performance Shares That May Be Accumulated for Each Performance Year:
Y1 Target Performance Shares: One-third of Total Target Performance Share Award
Y2 Target Performance Shares: One-third of Total Target Performance Share Award
Y3 Target Performance Shares: One-third of Total Target Performance Share Award

Range at Which Performance Shares May be Accumulated in Each of Y1, Y2 and Y3:
Threshold: 40%
Target: 100%
Maximum: 200%
Performance Goal(s):
Separate Performance Goal(s) will be set for each Performance Year within the Performance Period. Such Performance Goal(s) shall be set by a date on or prior to March 15 of the applicable Performance Year (the “Performance Goal(s) Specification Date”), specifying the number of Performance Shares that may be accumulated for that Performance Year based on specified levels of performance.

Summary – Key Terms:
See Page 2, below, for a summary of key terms.

Summary – Key Terms This table is intended to summarize the key legal provisions set forth in this Agreement Please see the full agreement for the applicable legal terms.		Section Reference for Complete Legal Terms
Award
Performance Shares are an opportunity to receive shares of stock after the end of a three-year performance cycle based on the Company’s performance during each year of that cycle and continued employment (with certain exceptions).
Section 1
Accumulation of Performance Shares
Performance Shares accumulate each year over the three-year performance cycle and generally vest upon certification after full completion of the three-year period, subject to continued employment (with certain exceptions). The number of shares that accumulate each year of the performance cycle are directly linked to achievement of performance goals set for the specific year.
Section 3
Payment of Award	Performance Shares accumulated during the three-year performance cycle generally are paid following certification after the end of the three-year performance cycle.	Section 4
Dividend Equivalent	Dividend Equivalents do not apply to Performance Shares.	Section 2
Termination Scenarios
Disability	Participant will receive a pro-rata portion of accumulated shares for the relevant year in the performance cycle if Participant is disabled more than 26 weeks during such year.	Section 3(a)
Retirement
If the termination occurs one or more years after the first day of the three-year performance cycle, Participant will receive any full years accumulated, and will receive a pro rata portion of the Performance Shares for the year in which termination occurs. Shares will be paid following certification after the end of the three-year performance cycle. Retirement is defined in the MJN Long-Term Incentive Plan.
Section 3(b) Section 4(a)
Death
If the termination occurs one or more years after the first day of the three-year performance cycle, Participant will receive any full years accumulated, and will receive a pro rata portion of the Performance Shares for the year in which the termination occurs. Shares accumulated at death will be paid at death, and other shares will be paid as soon as possible based on when performance targets for a particular year are certified.
Section 3(b) Section 4(b)
By Participant with Good Reason
Participant will receive any full years accumulated, and will receive a pro rata portion of the Performance Shares for the year in which the termination occurs. Shares will be paid following certification after the end of the three-year performance cycle. Good Reason is defined in Appendix A and generally refers to a material reduction in salary or job responsibilities or a material relocation.
Section 3(c) Section 4(c)
By the Company Without Cause (and with Signed Release)
Participant will receive any full years accumulated, and will receive a pro rata portion of the Performance Shares for the year in which the termination occurs. Shares will be paid following certification after the end of the three-year performance cycle. Termination by the Company without Cause occurs when Company does not have valid “Cause” to terminate a Participant’s employment (as defined in Appendix A).
Section 3(c) Section 4(c)
Voluntary Termination by Participant
All Performance Shares in the Award are forfeited. Voluntary termination by a Participant occurs when the Participant resigns and does not have a “Good Reason” for terminating employment and is not eligible for Retirement.
Section 3(e) Section 4(d)
By Company For Cause	All Performance Shares in the Award are forfeited. Cause is defined in Appendix A and generally refers to severe misconduct or a failure to perform duties with the Company.	Section 3(e) Section 4(d)
Change in Control
If Participant is still employed following a Change in Control, the Participant will continue to accumulate Performance Shares based on relevant performance goals. If Participant is terminated by the Company without cause or terminates with Good Reason within two years following a Change in Control, Performance Shares will accelerate and vest in full based on actual results for completed Performance Years and target awards for not-yet-completed or not-yet-commenced Performance Years. A special definition of Good Reason applies for periods after a Change in Control and is defined in Appendix A.
Section 3(d)

1.    Award. The Performance Shares granted to the Participant hereunder represent the opportunity for the Participant to accumulate the Performance Shares for each of Y1, Y2 and Y3 in accordance with the following:

(a)
Except as otherwise provided herein, (i) Performance Shares for any Performance Year shall be accumulated only if the Participant’s Termination Date has not occurred prior to the Performance Goal(s) Specification Date for that Performance Year and (ii) the Performance Shares that are accumulated for any Performance Year in accordance with this Agreement (“Accumulated Performance Shares”) shall become vested and nonforfeitable only if the Participant’s Termination Date has not occurred prior to the Settlement Date (as described in Section 4).

(b)
Notwithstanding the provisions of subparagraph (a), in the event of a Change in Control during the Performance Period, the Performance Shares for any Performance Year in which or following the date on which the Change in Control occurs shall be accumulated only if the Participant’s Termination Date has not occurred prior to the Change in Control and in accordance with the following:

(i)
if the Change in Control occurs prior to the Performance Goal(s) Specification Date for the Performance Year in progress on the date on which the Change in Control occurs, the Performance Goal(s) Specification Date will be deemed to occur on the date of the Change in Control;

(ii)
in the case of any Performance Year beginning after the year in which the Change in Control occurs, the Performance Goal(s) Specification Date shall be deemed to occur as of the beginning of such Performance Year; and

(iii)
the Performance Goal(s) for any Performance Year occurring after a Change in Control shall be reasonably achievable and not more difficult to achieve in relation to the Company’s budget for the applicable Performance Year than the Performance Goal(s) for any earlier Performance Year was in relation to the budget for that earlier Performance Year.

(c)
If a Participant’s Termination Date occurs on or after the date of a Change in Control and during the Protected Period, the Performance Shares for any Performance Year in which or following the date of the Change in Control shall be accumulated in accordance with the provisions of subparagraph 3(d).

2.    Dividend Equivalents. No Dividend Equivalents will accumulate or be payable in connection with Performance Shares.
3.    Accumulation of Performance Shares. For each Performance Year, the Committee shall determine and certify in writing in accordance with the terms of the Plan the extent to which the Performance Shares for that Performance Year have been accumulated on the basis of the Company’s actual performance in relation to the applicable established Performance Goal(s), which determination and certification shall occur as of the date, not later than March 15 of the year following the applicable Performance Year, specified by the Committee (which date shall be referred to as the “Accumulation Date”). Any Performance Shares for a particular Performance Year which have not become Accumulated Performance Shares as determined by the Committee as of the Accumulation Date shall immediately expire and be forfeited and the Participant shall have no further rights with respect thereto. If the Participant’s Termination Date occurs prior to the Accumulation Date for any Performance Year, all Performance Shares for such Performance Year (and any prior or future Performance Years during the Performance Period) shall immediately expire and be forfeited and the Participant shall have no further rights with respect thereto. Notwithstanding the foregoing:

(a)
Disability. If the Participant incurs a Disability and if the period of Disability exceeds 26 weeks in the aggregate during one or more Performance Years, only a Pro Rata Portion of the Performance Shares that would otherwise have actually been accumulated for such affected Performance Year(s) shall be accumulated and become Accumulated Performance Shares for such Performance Year.

(b)
Death or Retirement. If the Participant’s Termination Date occurs due to death or Retirement one (1) year or more after the first day of the Performance Period and prior to the Accumulation Date for any Performance Year, a Pro Rata Portion of the Performance Shares that would otherwise have been accumulated for such Performance Year shall be accumulated and become Accumulated Performance Shares for such Performance Year. For these purposes, if the Participant’s Termination Date occurs before the Performance Goal(s) Specification Date for the Performance Year in progress on the Termination Date, the Performance Shares for that Performance Year shall have the same performance terms as those applicable to participants whose Termination Date has not yet occurred and shall be accumulated in accordance with the foregoing and the other terms and conditions of this Agreement.

(c)
Termination by Company other than for Cause; Termination by Participant for Good Reason—Other than During Protected Period. If the Participant’s Termination Date occurs by reason of termination by the Company or an Affiliate or Subsidiary for reasons other than for Cause or by Participant for Good Reason other than during the Protected Period and prior to the Accumulation Date for any Performance Year, a Pro Rata Portion of the Performance Shares that would otherwise have been accumulated for such Performance Year shall be accumulated and become Accumulated Performance Shares for such Performance Year. For these purposes, if the Participant’s Termination Date occurs before the Performance Goal(s) Specification Date for the Performance Year in progress on the Termination Date, the Performance Shares for that Performance Year shall have the same performance terms as those applicable to participants whose Termination Date has not yet occurred and shall be accumulated in accordance with the foregoing and the other terms and conditions of this Agreement. Notwithstanding the foregoing, if the Termination Date occurs by reason of termination by the Company other than for Cause, the provisions of this paragraph 3(c) shall apply only if the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company.

(d)
Termination by Company other than for Cause; Termination by Participant for Good Reason—During Protected Period. If the Participant’s Termination Date occurs by reason of termination by the Company or an Affiliate or Subsidiary for reasons other than for Cause or by Participant for Good Reason during the Protected Period and prior to the Accumulation Date for any Performance Year, the following Performance Shares shall be accumulated with respect to any such Performance Year:

(i)
in the case of Performance Shares relating to a Performance Year beginning after the Change in Control and completed prior to the Participant’s Termination Date, the number of shares that would otherwise be accumulated and become Accumulated Performance Shares for such Performance Year had the Participant’s Termination Date not occurred;

(ii)
in the case of Performance Shares relating to a Performance Year in progress on the date of the Change in Control and on the Participant’s Termination Date, the Target Level Performance Share Accumulation;

(iii)
in the case of Performance Shares relating to a Performance Year beginning after the date of the Change in Control and in progress on the Participant’s Termination Date, the Target Level of Performance Share Accumulation; and

(iv)
in the case of Performance Shares relating to a Performance Year beginning after the date of the Change in Control and after the Participant’s Termination Date, the Target Level of Performance Share Accumulation.

If the provisions of this paragraph 3(d) apply and if the Change in Control is a Section 409A Change in Control, the “Accumulation Date” shall be the Participant’s Termination Date. Notwithstanding the foregoing, if the Termination Date occurs by reason of termination by the Company other than for Cause, the provisions of this paragraph 3(d) shall apply only if the Participant executes a general release and, where applicable, a non-solicitation and/or non-compete agreement with the Company.

(e)
Termination for Cause; Voluntary Termination Other than for Good Reason. If the Participant’s Termination Date occurs by reason of termination by the Company or an Affiliate or Subsidiary for Cause or by Participant other than for Good Reason and, in either case, prior to the Settlement Date, then, as of the Participant’s Termination Date, all of the Performance Shares (including any Accumulated Performance Shares for prior Performance Years and any Performance Shares relating to in-progress and future Performance Years during the Performance Period) shall be immediately forfeited and the Participant shall have no further rights with respect thereto, including any rights to vesting or settlement pursuant to Section 4.

4.    Vesting and Settlement of Accumulated Performance Shares. Except as otherwise provided herein, Accumulated Performance Shares for any Performance Year will be vested and nonforfeitable from and after the Settlement Date and will be settled on or Promptly following the Settlement Date by delivery of one share of Stock for each Performance Share being settled either in certificated form or in such other manner as the Company may reasonably determine, unless validly deferred in accordance with deferral terms then authorized by the Committee. The number of Accumulated Performance Shares that will become vested and nonforfeitable for the Performance Period shall be rounded to the nearest whole number, unless otherwise determined by the Company officers responsible for the day-to-day administration of the Plan. Except as set forth below, if the Participant’s Termination Date occurs for any reason prior to the Settlement Date, all Performance Shares for all Performance Years (including any Accumulated Performance Shares for prior Performance Years during the Performance Period) shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect thereto. Notwithstanding the foregoing:

(a)
Retirement. If the Participant’s Termination Date occurs due to Retirement, the Accumulated Performance Shares determined as of the Participant’s Termination Date will be vested and nonforfeitable upon the Participant’s Termination Date and will be settled on or Promptly following the earliest of the following dates or events:

(i)	the Settlement Date;

(ii)	if a Section 409A Change in Control occurs prior to the Settlement Date:

(1)	as to any Performance Shares accumulated prior to the Section 409A Change in Control, the date of the Section 409A Change in Control; and

(2)	as to any Performance Shares that were not accumulated prior to the Section 409A Change in Control, the Accumulation Date with respect thereto; or

(iii)
in the event of the Participant’s death following the Participant’s Termination Date, the Participant’s death or, with respect to any Performance Shares that were not accumulated as of the Participant’s death, the Accumulation Date with respect thereto.

(b)
Death. If the Participant’s Termination Date occurs due to death, the Accumulated Performance Shares determined as of the Participant’s Termination Date will be vested and nonforfeitable upon the Participant’s Termination Date and will be settled Promptly following the date or event determined in accordance with the following:

(i)	as to any Performance Shares accumulated for the Performance Year in progress at the time of the Participant’s death, the Accumulation Date with respect thereto; and

(ii)	as to any Performance Shares accumulated for any Performance Year completed prior to the Participant’s death, the date of death.

(c)
Termination by Company other than for Cause; Termination by Participant for Good Reason. If the Participant’s Termination Date occurs due to termination by the Company other than for Cause or termination by the Participant for Good Reason (whether during the Protected Period or otherwise), any Accumulated Performance Shares determined as of the Participant’s Termination Date will be vested and nonforfeitable as of the Termination Date and will be settled on or Promptly following the earliest of the following dates or events:

(i)	the Settlement Date;

(ii)	if a Section 409A Change in Control occurs prior to the Settlement Date:

(1)	as to any Performance Shares accumulated prior to the Section 409A Change in Control, the date of the Section 409A Change in Control; and

(2)	as to any Performance Shares that were not accumulated prior to the Section 409A Change in Control, the Accumulation Date with respect thereto; or

(iii)
in the event of the Participant’s death following the Participant’s Termination Date, the Participant’s death or, with respect to any Performance Shares that were not accumulated as of the Participant’s death, the Accumulation Date with respect thereto.

(d)
Termination for Cause; Voluntary Termination Other than for Good Reason. If the Participant’s Termination Date occurs by reason of termination by the Company or an Affiliate or Subsidiary for Cause or by Participant other than for Good Reason then none of the Performance Shares shall become vested and nonforfeitable and, as of the Participant’s Termination Date, all of the Performance Shares (including any Accumulated Performance Shares for prior Performance Years and any Performance Shares relating to in-progress and future Performance Years during the Performance Period) shall be immediately forfeited and Participant shall have no further rights with respect thereto.

5.    Withholding. At such time as the Company or any Affiliate or Subsidiary is required to withhold taxes with respect to the Performance Shares, or at an earlier date as determined by the Company, the Participant shall make cash remittance to the Company or the Affiliate or Subsidiary that is the Participant’s employer the amount of the federal, state or local income tax or earnings tax or any other applicable tax or assessment (plus interest and penalties thereon, if any, caused by a delay in making such payment) incurred by reason of vesting or settlement of the Performance Shares. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct such amount from any payment of any kind otherwise due to the Participant, including by means of mandatory withholding of shares deliverable in settlement of the Performance Shares, to satisfy the mandatory tax withholding requirements or to require the Participant to authorize the

Company’s designated broker/agent to sell the shares of Stock acquired upon settlement of the Performance Shares and remit to the Company a sufficient portion of the sale proceeds to pay the applicable brokerage fees and any withholding and/or taxes and applicable fees resulting from such settlement (“sale to cover”). In all cases, the Company shall determine the method by which payment of withholding taxes shall be satisfied. Non-U.S. Participants see applicable Non-U.S. Participant Exhibit for special rules.
6.    Forfeiture Provisions. The Participant acknowledges that the Participant’s continued employment with the Company, its Affiliates and its Subsidiaries, and the grant of the Performance Shares is sufficient consideration for the Agreement, including, without limitation, the restrictions imposed upon the Participant by this Section 6.

(a)
In consideration of the Performance Shares awarded hereby, the Participant expressly agrees and covenants that, during the Restricted Period, the Participant shall not, without the prior consent of the Company, permit any Forfeiture Event to exist, directly or indirectly.

(b)	If the Committee determines that a Forfeiture Event has occurred or is ongoing, then the Participant covenants and agrees that the following forfeitures and related actions will occur:

(i)
Any portion of the Performance Shares that have not been settled shall be immediately forfeited and the Participant shall automatically forfeit any rights the Participant may have with respect to the Performance Shares as of the date of such determination; and

(ii)
If any of the Performance Shares vested within the twelve (12) month period immediately preceding the occurrence of a Forfeiture Event (or following the date of the earliest Forfeiture Event), then, upon the Company’s demand, the Participant shall immediately deliver to the Company certificate(s) for the number of shares of Stock issued upon settlement of the Performance Shares or, if the shares have been sold, the Participant shall immediately remit to the Company, in cash, the proceeds of any such sale(s). Any shares surrendered pursuant to this provision shall be treated as treasury shares and shall be added to the authorized and unissued shares available for issuance under the Plan.

7.    Performance Shares Not Contract of Employment or Service; No Rights as Stockholder. Neither the grant nor the accumulation of the Performance Shares constitutes a contract of employment or continued service, and neither the grant nor the accumulation of the Performance Shares shall give the Participant the right to be retained in the employ or service of the Company or any Affiliate or Subsidiary, nor any right or claim to any benefit under the Plan or the Agreement, unless such right or claim has specifically accumulated under the terms of the Plan and the Agreement. The Participant and the Participant’s beneficiary shall not have any rights with respect to Stock (including voting rights) issuable upon settlement of the Performance Shares prior to the date on which the Performance Shares are settled.
8.    Administration. The authority to administer and interpret the Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to the Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement are final and binding on all persons.
9.    Transferability. The Performance Shares are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
10.    Adjustment of Award. The number of Performance Shares, the number and type of Stock subject to the Performance Shares and other related terms shall be adjusted by the Committee in accordance with the terms of the Plan.

11.    Waiver. The waiver by the Company or an Affiliate or Subsidiary of any provision of the Agreement shall not operate as or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.
12.    Governing Law. The grant of the Performance Shares and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or this Agreement the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois and agree that such litigation shall be conducted in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois, where this grant is made and/or to be performed.
13.    Amendment; Entire Agreement; Successors. This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that the Award that is the subject of this Agreement may not be materially adversely affected by any amendment or termination of the Plan approved after the Grant Date without the Participant’s written consent. This Agreement and the Plan contain the entire understanding of the parties with respect to the Performance Shares and supersede any prior agreements or documents with respect to the Performance Shares. This Agreement shall be binding up and inure to the benefit of the heirs, executors, administrators and successors of the parties.
14.    Code Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, if any payment with respect to any Performance Shares is subject to Code Section 409A and if such payment is to be paid or provided on account of Participant’s Termination Date (or other separation from service or termination of employment, other than death):

(a)
and if Participant is a specified employee (within the meaning of Code Section 409A) and if any such payment or benefit is required to be made or provided prior to the date which is six (6) months following Participant’s Termination Date, such payment or benefit shall be delayed until the date which is six (6) months and one (1) day following Participant’s Termination Date; provided, however, that if Participant dies prior to such six (6)-month anniversary, all remaining payments shall be paid to his estate within ninety (90) days following his death; and

(b)
the determination as to whether Participant has had a Termination Date (or other termination of employment or separation from service) shall be made in accordance with the provisions of Code Section 409A and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

It is the intent of this Agreement to comply with the requirements of Code Section 409A so that none of the Performance Shares provided under this Agreement or Stock issuable hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply. None of the Company, any Affiliate or any Subsidiary, however, makes any representation regarding the tax consequences of this Award.
Mead Johnson Nutrition Company

By:	__________________________
Senior Vice President, General Counsel and Secretary

PARTICIPANT ACKNOWLEDGEMENT AND ACCEPTANCE

I have read this Agreement in its entirety. I understand that the Performance Shares have been or will be granted to provide a means for me to acquire and/or expand an ownership position in Mead Johnson Nutrition Company, and it is expected that I will retain the Stock I receive upon the settlement of the Performance Shares consistent with the Company’s Stock retention guidelines in effect at the time of settlement of the Performance Shares. I acknowledge and agree that (i) the Performance Shares are nontransferable, except as provided herein and in the Plan, (ii) the Performance Shares are subject to forfeiture in the event of my Termination Date in certain circumstances, as specified in the Agreement, and (iii) sales of Stock will be subject to the Company’s policy regulating trading by employees. In accepting this grant, I hereby agree that Morgan Stanley Smith Barney, or such other vendor as the Company may choose to administer the Plan, may provide the Company with any and all account information necessary to monitor my compliance with the Company’s Stock retention guidelines and other applicable policies.
I hereby agree to all the terms and conditions set forth in this Agreement and accept the grant of the Performance Shares subject thereto. Where electronic acceptance is permitted under applicable law, electronic acceptance of the Performance Shares shall be binding on the Participant.
By: _______________________________________
Participant Signature

APPENDIX A
SPECIAL DEFINITIONS
The following capitalized terms shall have the meaning specified for purposes of the Agreement.

1.	Cause. The term “Cause” means:

(a)	with respect to a Termination Date that occurs other than during the Protected Period:

(i)	Failure or refusal by the Participant to substantially perform his duties with the Company or its Subsidiaries or Affiliates (except where the failure results from incapacity due to Disability); or

(ii)
Severe misconduct or activity deemed detrimental to the interests of the Company or a Subsidiary or Affiliate. This may include, but is not limited to, the following: acts involving dishonesty, violation of the Company’s or a Subsidiary’s or an Affiliate’s written policies (such as those related to alcohol or drugs, etc.), violation of safety rules, disorderly conduct, discrimination and/or discriminatory harassment, unauthorized disclosure of the Company’s or a Subsidiary’s or an Affiliate’s confidential information, or the entry of a plea of nolo contendere to, or the conviction of, a crime; and

(b)	with respect to a Termination Date that occurs during the Protected Period:

(i)
The Participant’s willful and continued failure to substantially perform the Participant’s duties with the Company or its Subsidiaries or Affiliates (except where the failure results from incapacity due to Disability) for a period of thirty (30) consecutive days after a written demand for substantial performance is delivered to the Participant by the Committee, which demand specifically identifies the manner in which the Committee believes that the Participant has not substantially performed the Participant’s duties;

(ii)	Willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries or Affiliates, monetarily or otherwise; or

(iii)	The Participant is convicted of, or has entered a plea of nolo contendere to, a felony.
For purposes of paragraphs (1)(b)(i) and (ii) above, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company.
For all purposes, “Cause” will be interpreted by the Committee in its sole discretion, and the Committee’s interpretation will be conclusive and binding on all parties.
2.Competitive Business. The term “Competitive Business” means any person or entity that engages in any business activity that competes with the Company’s or an Affiliate’s or Subsidiary’s business in any way, in any geographic area in which the Company or an Affiliate or Subsidiary engages in business, including, without limitation, any state in the United States in which the Company or an Affiliate or Subsidiary sells or offers to sell its products from time to time.
3.Disability Benefits. The term “Disability Benefits” means income replacement benefits payable to the Participant under an accident and health plan of the Company or any Subsidiary or Affiliate, either in the United States or in a jurisdiction outside of the United States. In a jurisdiction outside of the United States, “Disability Benefits” shall also include payments under a mandatory or universal disability plan or program managed or maintained by the government.
4.Forfeiture Event. A “Forfeiture Event” occurs if any of the following occur:

(a)
The Participant owns or has any financial interest in a Competitive Business or is actively connected with a Competitive Business by managing, operating, controlling, being an employee or consultant of (or accepting an offer to be an employee or consultant) or otherwise advising or assisting a Competitive Business in such a way that such connection might result in an increase in value or worth of any product, technology or service that competes with any product, technology or service upon which the Participant worked or about which the Participant became familiar as a result of the Participant’s employment with the Company or an Affiliate or Subsidiary; provided, however, that nothing in this clause shall prevent the Participant from owning one percent or less of the outstanding securities of any entity whose securities are traded on a U.S. national securities exchange (including NASDAQ) or an equivalent foreign exchange; and provided, further that, for periods after a Participant’s Termination Date, the Participant may be actively connected with a Competitive Business so long as the Participant’s connection to the business does not involve any product, technology or service that competes with any product, technology or service upon which the Participant worked or about which the Participant became familiar as a result of the Participant’s employment with the Company or an Affiliate or Subsidiary and the Company is provided written assurance of this fact from the Competitive Business prior to the Participant’s beginning such connection;

(b)
The Participant takes any action that might divert any opportunity from the Company or any Affiliate or Subsidiary, or any of their respective successors or assigns (the “Related Parties”) that is within the scope of the present or future operations or business of any of the Related Parties;

(c)
The Participant employs, solicits for employment, advises or recommends to any other person that they employ or solicit for employment or form an association with any person who is employed by the Company or an Affiliate or Subsidiary or who has been employed by the Company or an Affiliate or Subsidiary within one (1) year of the date the Participant’s Termination Date occurs for any reason;

(d)
The Participant contacts, calls upon or solicits any (A) customer or (B) prospective customer of the Company or an Affiliate or Subsidiary that the Participant became aware of or was introduced to in the course of the Participant’s duties for the Company or an Affiliate or Subsidiary, or, in any case, otherwise attempts to divert or take away from the Company or an Affiliate or Subsidiary the business of any customer or prospective customer of the Company or an Affiliate or Subsidiary; or

(e)	The Participant engages in any activity that is harmful to the interests of the Company or an Affiliate or Subsidiary, including, without limitation, any conduct during the term of the

Participant’s employment that violates the Company’s standards of business conduct and ethics, securities trading policy and other policies.
5.Good Reason. The term “Good Reason” means:

(a)	with respect to a Termination Date that occurs other than during the Protected Period, the occurrence of any one or more of the following events that occur without the Participant’s written consent:

(i)	A material reduction in the Participant’s base salary;

(ii)	A reduction in grade level, resulting in a material diminution of the Participant’s authority, duties, or responsibilities; or

(iii)
A change in the principal location of the Participant’s job or office, such that the Participant will be based at a location that is 50 miles or more further (determined in accordance with the Company’s relocation policy) from the Participant’s principal job or office location immediately prior to the proposed change in the Participant’s job or office.

For a termination to qualify as a termination for Good Reason under this provision, the Participant must notify the Company in writing of termination for Good Reason, specifying the event constituting Good Reason, within ten (10) business days after the occurrence of the event that the Participant believes constitutes Good Reason. Failure for any reason to give written notice of termination for Good Reason in accordance with the foregoing will be deemed a waiver of the right to voluntarily terminate employment for that Good Reason event. The Company will have a period of thirty (30) days after receipt of the Participant’s notice in which to cure the Good Reason. If the Good Reason is cured within this period, the Participant will not be entitled to terminate employment for Good Reason. If the Company waives its right to cure or does not, within the thirty (30)-day period, cure the Good Reason, the Participant will be entitled to terminate employment for Good Reason, and the actual termination date will be determined in the sole discretion of the Company, but in no event will it be later than thirty (30) calendar days from the date the Company waives its right to cure or the end of the thirty (30)-day period in which to cure the Good Reason, whichever is earlier.

(b)	with respect to a Termination Date that occurs during the Protected Period, the occurrence of any one or more of the following events that occur without the Participant’s express written consent:

(i)
if applicable, the assignment to the Participant of any duties materially inconsistent with the Participant’s status as an officer of the Company (e.g., no longer reporting to the CEO) or a substantial adverse alteration in the nature or status of the Participant’s authorities, duties or responsibilities from those in effect immediately prior to the Change in Control (e.g., reduction in signing authority);

(ii)	a material adverse change in the Participant’s reporting relationships;

(iii)
a material reduction by the Company, its Subsidiaries or its Affiliates in the Participant’s base salary or bonus from the levels in effect immediately prior to a Change in Control or as the same may be increased from time to time after a Change in Control;

(iv)
the relocation of the Participant’s principal place of employment to a location more than 50 miles from the location of such place of employment immediately prior to a Change in Control, except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations prior to the Change in Control or, if the Participant has consented to a relocation, the failure by the Company to provide the Participant with all of the benefits of the Company’s relocation policy as in operation immediately prior to a Change in Control;

(v)
the failure of the Company, its Subsidiaries or its Affiliates to pay the Participant any material amount or portion of the Participant’s compensation or to pay the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, its Subsidiaries or its Affiliates within seven (7) days of the date on which such compensation was due; or

(vi)
the failure by the Company, its Subsidiaries or its Affiliates to continue in effect any compensation or benefit plan which is material to the Participant’s compensation and in which the Participant participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company, its Subsidiaries or its Affiliates to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of the Participant’s participation relative to other participants, as existed at the time of the Change in Control.

For a termination to qualify as a termination for Good Reason under this provision, the Participant must notify the Company in writing of termination for Good Reason, specifying the event constituting Good Reason, within ninety (90) days after the Participant first becomes aware of the event that the Participant believes constitutes Good Reason. Failure for any reason to give written notice of termination of employment for Good Reason in accordance with the foregoing will be deemed a waiver of the right to terminate the Participant’s employment for that Good Reason event. The Company will have a period of thirty (30) days after receipt of the Participant’s notice in which to cure the Good Reason. If the Good Reason event is cured within this period, the Participant will not be entitled to terminate the Participant’s employment for Good Reason. If the Company waives its right to cure or does not, within the thirty (30)-day period, cure the Good Reason event, the Participant may terminate the Participant’s employment for Good Reason within thirty (30) days following the earlier of the date on which the Company waives its right to cure or the end of the cure period. If the Participant does not terminate the Participant’s employment within such thirty (30) day period, the Participant will waive the Participant’s right to terminate the Participant’s employment for that Good Reason event.
6.Pro Rata Performance Share Payout. The term “Pro Rata Performance Share Payout” means a Pro Rata Portion of the Performance Shares that the Participant would otherwise have actually accumulated for that Performance Year if his Termination Date had not occurred prior to the Accumulation Date for that Performance Year.
7.Pro Rata Portion. The “Pro Rata Portion” for any Performance Year is calculated as follows:
Pro Rata Portion = P x [M / 12]

Where:

P =	Number of Performance Shares relating to such Performance Year; and

M =
Number of Months that the Participant was employed from the commencement of that Performance Year through the end of the month in which the Participant’s Termination Date occurred (but not more than 12).

For purposes of the foregoing calculation, the number of months that the Participant was employed during a Performance Year shall be reduced by the number of months of any period of Disability during such Performance Year in excess of 26 weeks since the commencement of the Disability. In the case of a Disability extending longer than 26 weeks, the “Pro Rata Portion” for any Performance Year is calculated as follows:

Pro Rata Portion = A x [ (12 – D) / 12]
Where:

A =	Number of Performance Shares relating to a given Performance Year; and

D =	Number of months of Disability in excess of 26 weeks since the commencement of the Disability.
For purposes of the foregoing calculations, one (1) or more days worked in a given month is counted as a full month of active employment; and one or more days on Disability in a given month in which the duration of Disability has not yet exceeded 26 weeks is also counted as a full month of active employment.
8.Promptly. With respect to any date or event, the term “Promptly” means within thirty (30) days after such date or event; provided, however, that with respect to any settlement of Performance Shares that is to occur as of the Settlement Date, “Promptly” means no later than March 15 of the year following the last year of the Performance Period.
9.Protected Period. The term “Protected Period” means the two (2)-year period following a Change in Control.
10.Restricted Period. The term “Restricted Period” means the period during which the Participant is employed by the Company or an Affiliate or Subsidiary and twelve (12) months following the date that the Participant ceases to be employed by the Company or an Affiliate or Subsidiary for any reason whatsoever.
11.Section 409A Change in Control. The term “Section 409A Change in Control” means a Change in Control which also constitutes a change in control event within the meaning of Code Section 409A.
12.Settlement Date. The term “Settlement Date” is the Accumulation Date for Y3 of the Performance Period.
13.Target Level Performance Share Accumulation. The term “Target Level Performance Share Accumulation” means, with respect to any Performance Year, the number of Performance Shares that would otherwise have actually accumulated for that Performance Year with respect to a Participant if his Termination Date had not occurred prior to the Accumulation Date for that Performance Year and had the Performance Goal(s) for that Performance Year been achieved at the target level.
14.Termination Date. The term “Termination Date” means the date on which the Participant’s employment with the Company and any Affiliates and Subsidiaries terminates for any reason. The Participant’s Termination Date shall not occur solely as a result of the following:

(a)	A transfer of the Participant’s employment from the Company to a Subsidiary or Affiliate, or vice versa, or from one Subsidiary or Affiliate to another;

(b)
A leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days;

(c)	A leave of absence in excess of ninety (90) days, duly authorized in writing, by the Company, provided the Participant’s right to reemployment is guaranteed either by a statute or by contract; or

(d)	Any period that the Participant is receiving Disability Benefits due to the incurrence of a Disability prior to the date that would otherwise be the Participant’s Termination Date.
However, the Participant’s Termination Date shall be deemed to occur upon the date that the Participant fails to return to active service with the Company or an Affiliate or Subsidiary at the end of an approved leave of absence or, if applicable, upon cessation of Disability Benefits.
During a leave of absence as defined in paragraph (b) or (c), although the Participant will be considered to have been continuously employed by the Company or an Affiliate or Subsidiary and not to have incurred a Termination Date solely as a result thereof, the Committee may specify that such leave period shall not be counted in determining the period of employment for purposes of the accumulation of the Performance Shares.
Upon the Participant’s Termination Date as determined hereunder, accumulation of the Performance Shares shall be based on the Participant’s circumstances at the time of such termination; provided, however, that if the Participant’s Disability exceeds 26 weeks in the aggregate during one or more Performance Years, the provisions of Section 3(a) shall apply for purposes of determining the portion of the Performance Shares that will be accumulated for any Performance Year.